                                                                   EXHIBIT 10.98
                                PROMISSORY NOTE

February 28, 2001                                                US$4,119,545.06

For value received the undersigned (the "Borrower") irrevocably and unconditionally promises to pay to the order of STANDARD CHARTERED BANK, 7 World Trade Center and its successors and assigns (hereinafter, the "Bank") the sum of Four Million One Hundred Nineteen Thousand Five Hundred Forty Five UNITED STATES DOLLARS and 06/100 (US$4,119,545.06) together with interest thereon at the rate of Prime plus 1 + 3/8%, computed on the basis of the actual number of days elapsed using a three hundred sixty five (365) day year; such principal amount to be paid as follows: March 30, 200l - $500,000; April 30, 200l - $500,000; May
31, 2001 - $500,000; June 29, 200l - $500,000; July 31, 200l - $500,000; August
31, 2001 - $500,000; September 28, 2001 - $500,000; October 31, 2001 - remainder of outstandings.

In the event this Note remains unpaid after it is due, the Borrower further agrees to pay penalty interest on demand at Prime + 3% p.a. calculated from the due date to the date of repayment in full of this Note. "Prime" means the rate
                                                         -----
of interest from time to time announced by the Bank as its prime commercial lending rate.

The loan evidenced hereunder shall be recorded in the Bank's internal records. Such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided, however, that the failure of the Bank to make any such recordation shall not affect the obligation of the Borrower hereunder.

The Borrower may, on at least two Business Days' notice, prepay the loan evidenced hereunder in whole or in part with accrued interest to the date of prepayment on the amount prepaid. "Business Day" shall mean any day, other than a Saturday or Sunday or legal holiday, on which commercial banks generally are open for business in New York, New York and dealings in deposits are generally carried out in the New York City interbank market.

Payments of principal, interest, fees, commissions and any other amounts payable to the Bank hereunder will be made to the Bank in lawful money of the United States of America, in immediately available funds, to Standard Chartered Bank, New York, ABA #026002561, Account No. 3582088462001, reference Tarrant Loan, or such other account as the Bank may designate.

In the event of the introduction of, or any change in, any applicable law, rule, regulation or official directive (whether or not having the force of law), or in the interpretation or application thereof by any governmental authority after the date hereof which (a) results in an increase in the cost to the Bank of making or maintaining, or which reduces the rate of return on capital of the Bank or its holding company as a consequence of its obligations with respect to the amounts due hereunder by reason of reserve, capital adequacy or any other requirements, or (b) results in a reduction of amounts otherwise receivable by the Bank from the Borrower of principal, interest or other fees and charges hereunder, the Borrower will pay to the Bank upon demand from time to time an amount equal to such actual increased cost or reduction.

All such payments made pursuant to this Note shall be without set-off, recoupment, defense, counterclaim, deduction or withholding of any kind including without limitation any present or future taxes, imposts, collection charges, whatsoever, including levies duties or withholding taxes, of any nature imposed by any applicable political or taxing authority. If any deduction or withholding from any amount payable hereunder or in connection herewith shall be legally required, such amount shall be increased by the Borrower as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts payable under this paragraph) the Bank shall receive an amount equal to the amount it would have received had no such deductions or withholdings been required. Nothing contained herein shall obligate the Borrower to pay any taxes imposed on or measured by the net income of the Bank or franchise taxes imposed on or measured by such net income imposed by the jurisdiction of the Bank's organization, the United States of America, or the State or City of New York or any political subdivision thereof, or any taxing authority therein.

The Borrower warrants and represents that:

   (a) it (i)is a corporation duly organized and validly existing under the laws of the State of California, (ii) is in good standing therein, (iii) is duly qualified to transact business and in good standing in all jurisdictions where such qualification is necessary; and (iv) has the legal right and corporate power and authority to execute and deliver the Note and all documents, instruments and agreements related thereto and perform the transactions and agreements contemplated thereby;

   (b) the execution, delivery and performance of this Note have been duly authorized by all necessary corporate action and does not and will not contravene any law, or any contractual or legal restriction applicabIe to it;

   (c) this Note is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms;

   (d) the obligations evidenced hereunder ranks at least pari passu in all respects with all other similar obligations of the Borrower;

   (e) it is not in default under any material agreement to which it is a party or by which its assets or properties are bound and its execution and delivery of, and performance under, the Note do not and will not contravene any requirement of law, nor result in a breach or default under any material agreement to which you are a party or by which your assets or properties are bound;

   (f) the Borrower's recent financial statements dated September 30, 2000 fairly present the financial condition of the Borrower as of that date and the results of operations for the periods ended on such date, and are prepared in accordance with international accounting standards consistently applied; and since such date, there has been no material adverse change in such condition or operations;

   (g) there is no pending or threatened action or proceeding affecting the Borrower before any court, governmental agency or arbitrator, which (if adversely determined) could materially adversely affect the Borrower's financial condition or operations and there is no governmental investigation or proceeding pending with respect to or affecting the Borrower;

   (h) it is in compliance with the requirements of all applicable laws, rules, regulations and orders of any governmental authority relating to its business as presently conducted or contemplated, including, without limitation, all licensing and approval requirements, the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended;

   (i) it has provided the Bank with the following documents (i) a copy of the articles of incorporation or comparable organizational document of the Borrower, duly certified by the Secretary of State of California as of a recent date; (ii) a copy of the by-laws or comparable organizational document of the Borrower, duly certified by the Borrower's Secretary or Assistant Secretary as in full force and effect; (iii) a copy of the Borrower's resolutions certified by the Secretary or Assistant Secretary of the Borrower authorizing Borrower to enter into the transactions evidenced hereby, and evidencing the authority of the officer(s) named therein to sign this Note and such other documents on behalf of Borrower as the Bank shall require; and (iv) a certificate of incumbency and specimen signatures of the authorized signers of this Note issued by the Secretary or Assistant Secretary of Borrower.


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The Borrower hereby covenants that it shall:

  (a) furnish the Bank (i) as soon as available and in any event within 120 days after the close of each fiscal year, with its financial reports audited by independent certified public accountants in form and substance satisfactory to the Bank as of the end of such period including balance sheets and related profit and loss and surplus statements and statements of cash flows, and (ii) as soon as available and in any event within 60 days after the close of its first three fiscal quarters, with its unaudited financial reports in form and substance satisfactory to the Bank as of the end of such quarterly period including balance sheets and related profit and loss and surplus statements and statements of cash flows;

  (b) furnish the Bank with such other information respecting the condition or operations, financial or otherwise, of the Borrower or any subsidiaries as the Bank may from time to time reasonably request;

  (c) preserve its existence as a corporation, maintain its properties in good repair, working order and condition, and conduct its business substantially as it is being conducted now;

  (d) comply in all material respects with applicable law;

  (e) promptly after the occurrence of an Event of Default (as defined below) or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, deliver to the Bank a statement of the chief financial officer of the Borrower setting forth details of such Event of Default or event and the action which the Borrower has taken and proposes to take with respect thereto;

  (f) take all action necessary to insure that its obligations under the Note rank and will continue to rank at least pari passu in respect of priority of payment with its highest ranking indebtedness;

  (g) promptly notify the Bank of any material adverse change in the condition or operations of the Borrower, financial or otherwise;

  (h) use the proceeds of the loan evidenced hereunder to repay all existing and unpaid indebtedness owed to Standard Chartered Bank, Hong Kong;

  (i) not use the proceeds of the advance evidenced by this Note for "purchasing" or "carrying" any "margin stock" within the respective meanings of such quoted terms under Regulations G, T, U and X of the Board or for any purpose which violates, or which would cause the Bank to violate, the provisions of any such regulations; and

  (j) not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of your assets (whether now owned or hereafter acquired) to any person or entity, or permit any of your subsidiaries to do so, except that any of your subsidiaries may merge into or consolidate with another of your subsidiaries and except that any of your subsidiaries may merge into or dispose of assets to you provided however, that the Borrower may consolidate or merge with another unrelated party (the "Other Party") if (i) the Borrower shall be the surviving or continuing corporation, (ii) the Other Party is engaged in a business similar to that of the Borrower, and (iii) after giving effect to such merger or consolidation, no Event of Default (as defined herein) shall have occurred.



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Without limiting the rights of the Bank hereunder, if any of the following events ("Events of Default") shall occur and be continuing, the Bank may, by notice to the Borrower, declare the loan evidenced hereunder and a11 accrued interest thereon to be forthwith due and payable, whereupon such loan and all such interest shall become forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, provided that in the event of the occurrence of any
                        --------
Event of Default set forth in subsection (g) below, such loan and all such interest shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower:

  (a) any failure by the Borrower to pay (i) the principal of the loan when due hereunder or (b) interest or any other amounts due hereunder within five
      (5) days of the date on which such payment of interest or other amount was due and payable;

  (b) any representation, warranty or statement made by the Borrower shall prove to be incorrect in any material respect when made or deemed made;

  (c) the Borrower shall fail to perform or observe any other covenant or agreement contained herein and, in the case of any such failure which is capable of remedy, if such failure shall remain unremedied for 10 days after such failure;

  (d) any failure by the Borrower to pay when due any other indebtedness of any kind for borrowed money or in respect of letters of credit in an amount individually or in the aggregate equal to $1,500,000 or more (or the equivalent in another currency), or the acceleration of the maturity of any such indebtedness; provided, however, in the case where the failure which gave rise to the acceleration is capable of remedy, such failure remains unremedied for 45 days after such acceleration.

  (e) any judgment or order for the payment of money in excess of $500,000 individually or in the aggregate (or the equivalent thereof in another currency) shall be rendered against the Borrower and such judgment shall not be stayed or covered by existing insurance;

  (f) an event with respect to the Borrower or any of its subsidiaries which, in the sole judgment of the Bank, could reasonably be expected to have a material adverse effect on (i) the business, operations, property, condition (financial or otherwise) or prospects of Borrower and its subsidiaries taken as a whole, (ii) of its the ability of Borrower to perform its obligations hereunder or (iii) the validity or enforceability of this Note or the rights or remedies of the Bank hereunder; or

  (g) the Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and any of which is instituted against the Borrower shall not be dismissed within thirty (30) days; or the Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection (f).

The Borrower agrees: (a) to pay or reimburse the Bank for all its costs and expenses incurred in connection with the enforcement or preservation of any rights hereunder (including, without limitation, reasonable fees and disbursements of counsel to the Bank), (b) to pay, indemnify and hold the Bank harmless from any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of, any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Note, and (c) to pay, indemnify and hold the Bank or any of its officers, directors, employees or agents harmless from and


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

against any and all other liabilities, obligations, losses, damages, pena1ties, actions (whether sounding in contract, in tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance or administration of, or in any other way arising out of or relating to, the Note or any action taken or omitted to be taken by the Bank with respect to any of the foregoing (all the foregoing, collectively, the "Indemnified Liabilities");
                                                     -----------------------
provided, however, that Borrower shall have no obligation hereunder to the Bank
- --------  -------
with respect to Indemnified Liabilities arising solely from the gross negligence or willful misconduct of the Bank. No claim shall be made by the Borrower or any other person against the Bank or any of its officers, directors, employees or agents for any special, indirect, punitive or consequential damages in respect of or arising from breach of contract or any other theory of liability relating to or in connection with this Note, any transactions contemplated hereby or any act, omission or event occurring in connection herewith, and all such claims are expressly waived and released.

All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 3151 E. Washington Blvd., Los Angeles, CA 900232, Attention:
Scott Briskie (telecopier no. 323-881-0368); and if to the Bank, at its address at 7 World Trade Center, New York, New York 10048, Attention: Kevin Fox (telecopier no. (212) 667-0568); or as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed, cabled or delivered, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback, delivered to the cable company or delivered to the recipient, respectively. The Bank may act in reliance upon any written or facsimile communication believed in good faith to have been authorized by the Borrower. In this connection, the Borrower agrees to indemnify the Bank from and against any and all claims, losses and liabilities (including reasonable attorneys' fees and expenses) growing out of or resulting from the Bank's acts or omissions in reliance upon any such communication.

No modification or waiver of any of the provisions of this Note shall be effective unless in writing, signed by the Bank and the Borrower, and only to the extent specifically set forth therein.

This Note (a) be binding upon the Borrower and its successors, assigns, heirs and representatives, and (b) inure to the benefit of the Bank and its successors and assigns. The Bank may, at any time and from time to time, assign to any of its branches, lending offices or affiliates a11 or any part of its rights and obligations hereunder. Nothing herein shall prohibit Lender from pledging or assigning the Note to any Federal Reserve Bank in accordance with applicable law.

The failure or delay by the Bank to exercise any right, power or remedy under this Note or with respect to the indebtedness evidenced hereby shall not operate as a waiver thereof, nor shall the exercise of any single or partial right, power or remedy preclude any other or further exercise of the same or any other right, power or remedy. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Note constitutes the entire agreement and understanding among the parties hereto and supersedes any and all agreements and understandings, oral or written, relating to the subject matter hereof.

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Bank could purchase U.S. Dollars with such other currency in New York City on the Business Day (being any day on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in New York City) preceding that on which final judgment is given. The obligation of the Borrower in respect of any sum due from it to the Bank hereunder shall, notwithstanding any judgment in a currency other than U.S. Dollars, be discharged only to the extent that on the Business Day following receipt by the Bank of any sum adjudged to be so due in such other currency the Bank may in accordance with normal banking procedures purchase U.S. Dollars with such other currency; if the U.S.


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Dollars so purchased are less than the sum originally due to the Bank in U.S.
Dollars, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Bank against such loss, and if the U.S. Dollars so purchased exceed the sum originally due to the Bank in U.S. Dollars, the Bank agrees to remit to the Borrower such excess.

The Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the principles of conflict of law. The Borrower irrevocably and unconditionally: (a) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or the courts of the United States of America for the Southern District of New York, whether trial or appellate, in any action or proceeding arising out of, or relating to, this Note or for recognition or enforcement of any judgment in respect hereof; (b) agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the extent permitted by law, in such federal court (c) consents that any such action or proceeding may be brought in such courts; and (d) waives to the fullest extent permitted by law any objection that it may now have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

THE BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING 0R COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, OR RELATING TO, THIS NOTE.

The Borrower hereby expressly waives presentment, protest, notice of protest, notice of default, notice of dishonor and all other demands and notices relating to this Note of any kind or nature whatsoever.



                                            TARRANT APPAREL GROUP

                                            By: /s/ Scott Briskie
                                            --------------------------
                                            Name: Scott Briskie
                                            Title: C.F.O.



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